UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

WEJO GROUP LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-41091	98-1611674
(State or Other Jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

Canon’s Court
22 Victoria Street
Hamilton	Bermuda	HM12
(Address of Principal Executive Offices)		(Zip Code)
+44 8002 343065
(Registrant’s telephone number, including area code)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on Which Registered:
Common shares, par value $0.001 per share	WEJO	The NASDAQ Stock Market LLC

Warrants, each whole warrant exercisable for one share of common shares at an exercise price of $11.50	WEJOW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry into a Material Definitive Agreement.
Private Placement of Convertible Note and Warrant
On December 16, 2022, the Company entered into that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) with General Motors Holdings LLC (“GM”), and pursuant to the Securities Purchase Agreement, issued and sold to GM a secured convertible note in the aggregate principal amount of $10.0 million (the “Note”), and a warrant to acquire up to an aggregate amount of 1,190,476 Common Shares at an exercise price of $0.75112 per Common Share (the "Warrant", and the issuance and sale of the Warrant and Note, the "Offering").
The Offering closed on December 16, 2022 (the “Issuance Date”). The Company intends to use the proceeds from the Offering for general corporate purposes.
Security Interest

The Company’s obligations under the Note are secured by a first lien on certain assets of its subsidiaries, namely certain assets of Wejo Limited and the shares held by Wejo Bermuda Limited in Wejo Limited (collectively, the “Collateral”), such security interest does not secure the assets that were previously encumbered in connection with the issuance of the Company’s Secured Loan Notes in April of 2021 (the “Secured Loan Notes”). In connection with the granting of the security interests in the Collateral to GM, on December 16, 2022, Wejo Limited and Wejo Bermuda Limited entered into that certain Debenture with Glas Americas LLC as Security Agent (the “Security Agent”). The Securities Purchase Agreement also contains a covenant requiring the Company to grant GM a security interest in the capital stock of the Company’s material subsidiaries and cause each such material subsidiary to grant GM a security interest in certain personal property of such material subsidiary within 60 days of the Issuance Date, such security interest will not secure the assets that were previously encumbered in connection with the issuance of the Secured Loan Notes.
Guaranty
The Company’s payment obligations pursuant to the Note are guaranteed by its subsidiaries pursuant to a Guaranty dated December 16, 2022, by and among such subsidiaries and the Security Agent.
Payment
The Note matures on December 16, 2023, which date will automatically be extended for an additional 24 months to December 16, 2025 (the “Extended Maturity Date) in the event that the Company engages in certain qualifying transactions. In the event that the maturity date of the Note is extended to the Extended Maturity Date, the principal under the Note shall be payable in equal monthly installments beginning on December 16, 2023 and ending on the Maturity Date.
Interest
The Note accrues compounding interest at the rate of 5.0% per annum, which will be payable in cash, in arrears semi-annually in accordance with the terms of the Note. Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), the Note will accrue interest at the rate of 9.0% per annum.
Redemption
At GM’s option, at any time during the 20-business day period (such period, the “Optional Redemption Period”) following certain qualifying transactions, GM may require the Company to redeem all or any part of the outstanding principal and accrued but unpaid interest of the Note, in whole or in part, at a price of 120% of the then-outstanding principal amount plus all accrued and unpaid interest (the “Optional Redemption”).
Conversion
In addition, at GM’s option at any time prior to the maturity date, GM may require the Company to convert the Note, in whole or in part, into Common Shares at a conversion price of $ $0.80323 per Common Share.
Limitations
Notwithstanding the foregoing, the Note contains a beneficial ownership limitation that prohibits the Company from issuing shares to GM upon a conversion of the Note if such conversion would result in GM beneficially owning over of 19.99% of the number of Common Shares. Further, the Warrant also contains a beneficial ownership limitation that prohibits the issuance of shares by the Company upon a Warrant exercise if such issuance would result in GM beneficially owning over 19.99% of the number of Common Shares.
Events of Default
The Note provides for customary events of default. If an event of default occurs, GM can provide notice to the Company that it is requiring the Company to repay the outstanding principal, any unpaid but accrued interest and any unpaid but accrued late charges within five business days of the delivery of receipt of such written notice.
Covenants
The Company will be subject to certain customary affirmative and negative covenants pursuant to the Note regarding the maintenance of certain property, taxes, transactions with affiliates, among other matters.
Registration Rights
The Common Shares issuable upon conversion of the Note (the "Conversion Shares"), and the Common Shares issuable upon exercise of the Warrant (the "Warrant Shares"), have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to the Securities Purchase Agreement, and the Company will be required to (i) file a resale registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register for resale the Conversion Shares and the Warrant Shares as soon as practicable but in no event later than the later of (a) 30 days after the Issuance Date or (b) the date of filing by the Company with the SEC of the financial statements required to be included in the Registration Statement and (ii) use its commercially reasonable efforts to cause each the Registration Statement to be declared effective as soon as practicable and in any event within 60 days of the filing thereof.
Most Favored Nation
Pursuant to the terms of the Securities Purchase Agreement, the Note and the Warrant, the Company must provide GM with written notice and copies of any and all term sheets and/or definitive documentation related to the issuance of any subsequent notes convertible into Common Shares or warrants exercisable for Common Shares. The Company will be required to provide such notice until the later of the extension of the maturity date or, if the maturity date is not extended, the maturity date. Should GM determine that the terms of any subsequent note or warrant are preferable to the terms of the Securities Purchase Agreement, the Note and/or the Warrant, upon receipt of notice, the Company will amend and restate the Securities Purchase Agreement, the Note and/or the Warrant to reflect such preferable terms.
The foregoing descriptions of the Securities Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of the Securities Purchase Agreement, the Note and the Warrant, each of which are filed herewith.
Item 1.02     Termination of a Material Definitive Agreement.
As previously disclosed on February 14, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with CF Principal Investments LLC (“CFPI”) on February 14, 2022, pursuant to which the Company had the right from time to time at its option to sell to CFPI up to the lesser of (i) $100,000,000 of newly issued Common Shares, and (ii) the Exchange Cap (as defined in the Purchase Agreement) (subject to certain conditions and limitations), from time to time during the term of the Purchase Agreement.
Pursuant to the terms of the Purchase Agreement, on December 14, 2022, the Company delivered notice to CFPI of its election to terminate the Purchase Agreement in accordance with its terms effective on December 19, 2022.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information related to the Note included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report to the extent required.
Item 3.02     Unregistered Sales of Equity Securities
The matters described in Section 1.01 of this Current Report related to the Note and Warrant are incorporated herein by reference. The Company is relying upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder for transactions not involving a public offering.

Item 9.01     Financial Statements and Exhibits.
Set forth below is a list of the exhibits to this Current Report on Form 8-K.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated December 16, 2022, by and between the Registrant and General Motors Holdings LLC.
10.2	Secured Convertible Note, dated December 16, 2022, issued by the Registrant in favor of General Motors Holdings LLC.
10.3	Warrant to Purchase Common Shares, dated December 16, 2022, issued by the Registrant in favor of General Motors Holdings LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned duly authorized.

Dated: December 20, 2022

Wejo Group Limited

By:	/s/ John T. Maxwell
John T. Maxwell
Chief Financial Officer and Director